EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
10/8/2012	Sale	$ 1.4000		118074
10/9/2012	Sale	$ 1.4000		900
10/11/2012	Sale	$ 1.4005	1	11338
10/12/2012	Sale	$ 1.4100		4500
10/15/2012	Sale	$ 1.4100		200
10/16/2012	Sale	$ 1.4000		100
10/19/2012	Sale	$ 1.4000		100
10/22/2012	Sale	$ 1.4097	2	3992
10/23/2012	Sale	$ 1.4000		100
10/24/2012	Sale	$ 1.4000		700
11/1/2012	Sale	$ 1.4297	3	78503
11/2/2012	Sale	$ 1.4923	4	77506
11/5/2012	Sale	$ 1.4966	5	49800
11/6/2012	Sale	$ 1.4656	6	131835
11/7/2012	Sale	$ 1.4811	7	238168
11/8/2012	Sale	$ 1.4500		17339
11/9/2012	Sale	$ 1.4500		3796
11/12/2012	Sale	$ 1.4485	8	6697
11/13/2012	Sale	$ 1.4491	9	1100
11/14/2012	Sale	$ 1.4000		43105
11/20/2012	Sale	$ 1.2500		7900
11/21/2012	Sale	$ 1.2500		3000
11/26/2012	Sale	$ 1.2124	10	1700
11/29/2012	Sale	$ 1.2309	11	110200
11/30/2012	Sale	$ 1.2516	12	8205

1 This transaction was executed in multiple trades at prices ranging from $1.40 – 1.41.
2 This transaction was executed in multiple trades at prices ranging from $1.40 – 1.41.
3 This transaction was executed in multiple trades at prices ranging from $1.40 – 1.47.
4 This transaction was executed in multiple trades at prices ranging from $1.44 – 1.55.
5 This transaction was executed in multiple trades at prices ranging from $1.45 – 1.57.
6 This transaction was executed in multiple trades at prices ranging from $1.45 – 1.51.
7 This transaction was executed in multiple trades at prices ranging from $1.47 – 1.50.
8 This transaction was executed in multiple trades at prices ranging from $1.44 – 1.45.
9 This transaction was executed in multiple trades at prices ranging from $1.44 – 1.45.
10 This transaction was executed in multiple trades at prices ranging from $1.21 – 1.23.
11 This transaction was executed in multiple trades at prices ranging from $1.23 – 1.24.
12 This transaction was executed in multiple trades at prices ranging from $1.24 – 1.27.